United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
April 22, 2009
Lender Processing Services, Inc.
(Exact name of Registrant as Specified in its Charter)
001-34005
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-5100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 22, 2009, the Board of Directors of Lender Processing Services, Inc. (the “Company”) adopted a resolution increasing the size of the Company’s Board of Directors to seven, and elected Alvin R. (Pete) Carpenter to serve on our Board of Directors. Mr. Carpenter will serve in Class II of our Board of Directors, and his term will expire at the annual meeting of our stockholders to be held in 2010.
     Mr. Carpenter retired from CSX Corporation (“CSX”) as Vice Chairman, a position he held from July 1999 to February 2001. From 1962 until February 2001, he held a variety of positions with CSX, including President and Chief Executive Officer of CSX Transportation, Inc. from 1992 to July 1999, and Executive Vice President – Sales and Marketing of CSX Transportation, Inc. from 1989 to 1992. Mr. Carpenter also serves on the boards of directors of PSS World Medical, Inc., Regency Centers Corporation and Stein Mart, Inc.
     Mr. Carpenter is not a party to any related party transactions with the Company. Our Board of Directors determined that Mr. Carpenter is independent under the criteria established by the New York Stock Exchange and our Corporate Governance Guidelines. He will receive customary compensation paid to our non-employee directors. This compensation includes an annual retainer of $50,000, payable quarterly, plus $2,000 for each board meeting and $1,500 for each committee meeting the director attends. At this time, Mr. Carpenter has not been appointed to serve on any of the committees of the Company’s Board of Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.
Date: April 24, 2009	By:	/s/ Francis K. Chan
Francis K. Chan
Executive Vice President and Chief Financial Officer